UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2012

ORBITZ WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officers

On May 23, 2012, Russell Hammer resigned as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. (the “Company”). Mr. Hammer’s last day will be June 1, 2012. As described below, David Belmont, the Company’s current Group Vice President, Financial Planning & Analysis, will assume Mr. Hammer’s responsibilities.

On May 23, 2012, Mike Nelson resigned as the Company’s President, Partner Services Group. Mr. Nelson’s last day will be June 15, 2012. Going forward the team responsible for the Company’s global hotel relationships will report into Barney Harford, Chief Executive Officer. The team responsible for the Company’s airline, car rental, attractions & services, cruise and insurance partner relationships for its U.S. businesses team will report into Chris Orton, President of Orbitz.com & CheapTickets.

Appointment of Interim Chief Financial Officer

On May 29, 2012, the Board of Directors of the Company appointed David Belmont as the Company’s Interim Chief Financial Officer and Principal Financial Officer effective June 2, 2012, to succeed Mr. Hammer until the Company appoints a new Chief Financial Officer.

Prior to being appointed Interim Chief Financial Officer, Mr. Belmont has served as the Company’s Group Vice President, Financial Planning & Analysis since April 2010. Before then, Mr. Belmont was the Company’s Vice President, Business Planning from January 2005 to April 2010. Before joining the Company, Mr. Belmont served as Director, Corporate Planning at Cendant from March 2003 to January 2005, and in several corporate planning, investor relations and financial analyst positions at Galileo International between September 1993 and March 2003. Mr. Belmont holds an MBA from Cornell University, and a BS in General Engineering from the University of Illinois at Urbana-Champaign.

The Board of Directors of the Company has approved the following additional compensation for Mr. Belmont until the new Chief Financial Officer is appointed: (i) a $10,000 per month increase in base salary for each month that Mr. Belmont performs the role of Interim Chief Financial Officer of which $5,000 will be paid as regular pay each month and the remaining $5,000 will be accrued and paid to him in a lump sum on the first pay date following the start date of the new Chief Financial Officer and (ii) a performance bonus lump sum payment of $50,000 which will be paid three months after the start date of the new Chief Financial Officer. All payments are contingent on his continued employment on the date of payment, and the additional base salary and lump sum bonus payment will not be considered part of eligible earnings for purposes of the 2012 Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

Dated: May 29, 2012	By:	/s/ Alice L. Geene
	Name:	Alice L. Geene
	Title:	Secretary